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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Nos. 333-76258, 333-76258-01 and 333-76258-02)
of Litchfield Financial Corporation for the registration of Trust Preferred Securities, and to the incorporation by reference therein of our report dated January 30, 1999, with respect to the consolidated financial statements of Litchfield Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                       /s/ Ernst & Young LLP

Boston, Massachusetts
April 28, 1999